EXHIBIT 99.1

                            GRANT PARK FUTURES FUND

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              WEEKLY COMMENTARY FOR THE WEEK ENDED AUGUST 13, 2004

The Portfolio made small gains over the previous week. Positions in the energies, financials and stock indices performed well for a second straight week. Losses were incurred from positions in the base metals and soft commodities. B Class units in the Grant Park Fund rose an estimated 0.96% for the week and are an estimated 3.71% higher for the month. Year-to-date B Class units are an estimated 14.86% lower.

Long positions in the energy sector made gains as prices for crude oil continued to trade higher over supply concerns. The September contract reached a record high of $46.65 as investors became worried that Hurricane Charley and the recall election in Venezuela could disrupt deliveries. Heavy fighting in southern Iraq and the continued legal struggles of Russian oil giant Yukos also contributed to the bid in the market. September crude ended the week $2.63 higher at a price of $46.58 per barrel. Unleaded gasoline was 11.21 cents higher for the week after a fire at British Petroleum's Whiting, Indiana refinery crippled one of four gasoline-making units at the site. The mishap forced BP to purchase gasoline on the open market in order to fill some customer orders. Heating oil finished the session higher, benefiting longs there while short positions in the natural gas gained ground as prices there fell on the week.

Short positions in the stock indices gained ground as some poor earnings, coupled with higher prices in the energy sector, produced some selling pressure in the equity markets. News that Cisco and Hewlett-Packard returned weaker-than-expected earnings helped to push the NASDAQ lower at the end of the session, resulting in a 1.1% drop for the week. Overseas positions also made gains as the Nikkei in Tokyo ended the week lower following the news that Japanese GDP rose by just 0.4%, less than half of economists' estimates. Gains here were somewhat tempered by losses from long positions in the Australian All-Ordinaries and the Hang Seng in Hong Kong as both of those markets ended the week lower.

Long positions in the financial sector made small gains as fixed income prices traded slightly higher for the week. Despite the fact that the Federal Reserve hiked short term rates in the U.S. by a quarter-point this week, Thirty-year bond prices were 16/32s higher by the end of the session. Analysts said that the higher prices reflect the market's concern over the recent elevated terror warnings along with the continued fighting in Iraq. The shorter end of the market produced smaller gains as both Five and Ten-year notes, while higher, lagged behind the bonds. Gains were also made from long positions in the Australian Ten-year bonds and 90-day bank bills.

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
                THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY
                     FOR SALE, OFFERING BY PROSPECTUS ONLY

                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
Dearborn Capital Management, L.L.C.          Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,              website: www.dearborncapital.com
Chicago, IL 60661                              e-mail: funds@dearborncapital.com


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Short positions in copper experienced losses as prices for the base metal rose to near four-month highs following a mining accident at Chile's El Soldado mine. The accident took the lives of five mine workers and shut down all transport of the mineral until the end of the week. Prices moved higher as news of the tragedy raised concerns over the availability of supplies. September copper on the COMEX finished the week 4 cents higher at $1.3180 per pound.

Lastly, positions in the soft commodities experienced setbacks as longs in the sugar market succumbed to a .04 cent sell-off. Analysts cited profit taking and some fund selling as prices settled the week at 20 cents per pound.




































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
                THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY
                     FOR SALE, OFFERING BY PROSPECTUS ONLY

                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
Dearborn Capital Management, L.L.C.          Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,              website: www.dearborncapital.com
Chicago, IL 60661                              e-mail: funds@dearborncapital.com